     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997


                                                      REGISTRATION NO. 333-22741

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        SHELBY WILLIAMS INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

                     Delaware                                           62-0974443
  (State or other jurisdiction of incorporation)           (I.R.S. Employer Identification No.)

                            11-111 Merchandise Mart
                            Chicago, Illinois 60654
                                 (312) 527-3593
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                           --------------------------

                               Manfred Steinfeld
                        Shelby Williams Industries, Inc.
                            11-111 Merchandise Mart
                            Chicago, Illinois 60654
                                 (312) 527-3593
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                   Walter Roth                                        Edward S. Best
                D'Ancona & Pflaum                                  Mayer, Brown & Platt
             30 North LaSalle Street                             190 South LaSalle Street
             Chicago, Illinois 60602                             Chicago, Illinois 60603
                  (312) 580-2000                                      (312) 782-0600

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following tables sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the N.A.S.D. filing fee. Approximately 28% of such expenses will be paid by the Registrant and 72% of such expenses will be paid pro rata by the Selling Stockholders.

Securities and Exchange Commission registration fee...............  $  11,457
N.A.S.D. filing fee...............................................      4,281
Printing expenses.................................................    100,000
Transfer agent fees and expenses..................................      1,000
Accounting fees and expenses......................................     25,000
Legal fees and expenses...........................................     35,000
Miscellaneous.....................................................     23,262
                                                                    ---------
                                                                    $ 200,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Registrant's certificate of incorporation and by-laws provide for such indemnification to the extent permitted by the provisions of Delaware Law. Such indemnification may extend to certain liabilities under the Securities Act of 1933, as amended (the "Act"). The Registrant also maintains insurance protection for its directors and officers against certain liabilities arising out of the performance of their duties in such capacities, which may include certain liabilities under the Act. Reference is also made to Section 10 of the Underwriting Agreement (Exhibit 1.1 hereto) with respect to undertakings to indemnify the Registrant, its directors and officers and each person who controls the Registrant within the meaning of the Act, against certain civil liabilities, including certain liabilities under the Act.

    See "Item 17. Undertakings" for a description of the Securities and Exchange Commission's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement*

  4.1  Registrant's Certificate of Incorporation and all amendments thereto
         (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1987)

  4.2  Bylaws of the Registrant, as amended (incorporated by reference to Exhibit
         3.2 to Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1995)

  5.1  Opinion of D'Ancona & Pflaum regarding the validity of the securities**

 23.1  Consent of D'Ancona & Pflaum (included in Exhibit 5.1)**

 23.2  Consent of Ernst & Young LLP**

 24.1  Power of Attorney**

------------------------


*  Filed by this Amendment


** Previously filed

ITEM 17.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby further undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 19th day of March, 1997.


                                SHELBY WILLIAMS INDUSTRIES, INC.
                                (Registrant)

                                By:            /s/ PAUL N. STEINFELD
                                     -----------------------------------------
                                                 Paul N. Steinfeld
                                               CHAIRMAN OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURES                      TITLES                   DATE
------------------------------  --------------------------  -------------------

    /s/ PAUL N. STEINFELD       Chairman of the Board and
------------------------------    Director (Principal         March 19, 1997
      Paul N. Steinfeld           Executive Officer)

    /s/ ROBERT P. COULTER*
------------------------------  President and Director        March 19, 1997
      Robert P. Coulter

    /s/ MANFRED STEINFELD*
------------------------------  Chairman of the Executive     March 19, 1997
      Manfred Steinfeld           Committee and Director

                                Vice President of Finance,
       /s/ SAM FERRELL*           Treasurer and Assistant
------------------------------    Secretary (Principal        March 19, 1997
         Sam Ferrell              Financial and Accounting
                                  Officer)

     /s/ ROBERT L. HAAG*
------------------------------  Director                      March 19, 1997
        Robert L. Haag

    /s/ WILLIAM B. KAPLAN*
------------------------------  Director                      March 19, 1997
      William B. Kaplan

    /s/ DOUGLAS A. PARKER*
------------------------------  Director                      March 19, 1997
      Douglas A. Parker

     /s/ HERBERT L. ROTH*
------------------------------  Director                      March 19, 1997
       Herbert L. Roth

      /s/ TRISHA WILSON*
------------------------------  Director                      March 19, 1997
        Trisha Wilson




*By:    /s/ PAUL N. STEINFELD
      -------------------------
          Paul N. Steinfeld                                    March 19, 1997
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement